Exhibit 5.1

Nixon Peabody LLP

May 7, 2007

NaturalNano, Inc.
15 Schoen Place
Pittsford, New York 14534

Ladies and Gentlemen:

We have acted as counsel to NaturalNano, Inc. (the “Company”) in connection with the Registration Statement of the Company on Form SB-2 (the “Registration Statement”) filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), covering 42,756,710 shares (the “Shares”) of common stock of the Company, par value $0.001 per share, to be offered and sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including (i) the Articles of Incorporation of the Company as amended to the date hereof, (ii) the By-Laws of the Company as amended to the date hereof, (iii) the Loan and Security Agreement dated as of March 7, 2007 by and among the Company and all of the Selling Stockholders (the “Purchase Agreement”), (iv) the form of 8% Senior Secured Promissory Notes of the Company due March 7, 2009 filed as Exhibit 4.12 to the Registration Statement (the “Convertible Notes”), (v) the form of the Series A Common Stock Purchase Warrants filed as Exhibit 4.13 to the Registration Statement (the “Series A Warrants”), (vi) the form of the Series B Common Stock Purchase Warrants filed as Exhibit 4.14 to the Registration Statement (the “Series B Warrants”), and (vii) the form of the Series C Common Stock Purchase Warrants filed as Exhibit 4.15 to the Registration Statement (the “Series C Warrants” and, together with the Series A Warrants and the Series B Warrants, the “Warrants”). We have assumed that the Purchase Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders.

As to questions of fact material to our opinion expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from public officials.

The opinion expressed below is limited to the General Corporation Law of the State of Nevada, and we do not express any opinion herein concerning any other law.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Registration Statement has become effective under the Act and assuming that the Registration Statement remains effective throughout the period during which the Shares are offered and sold, and (b) the Shares have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws and all applicable state securities laws are complied with, we are of the opinion that:

NaturalNano, Inc.
May 7, 2007

(i)  the 15,215.910 Shares that are issuable upon conversion of the aggregate $3,347,500 principal amount of the Convertible Notes are duly authorized and, if and when such Shares are issued in accordance with the terms of the Convertible Notes, such Shares will be validly issued, fully-paid and nonassessable;

(ii)  the 2,434,546 Shares that are issuable at the election of the Company in payment of interest to accrue under the Convertible Notes (using the Company’s assumptions regarding the rates at which such interest is calculated and converted, as set forth in the Registration Statement) are duly authorized and, if and when such Shares are issued in accordance with the terms of the Convertible Notes, such Shares will be validly issued, fully-paid and nonassessable; and

(iv) the 25,106,254 Shares that are issuable upon exercise of the Warrants are duly authorized and, if and when such Shares are issued upon exercise of the Warrants in accordance with their terms and the consideration therefor has been received by the Company, such Shares will be validly issued, fully-paid and nonassessable.

This opinion may only be used in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this firm’s name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Nixon Peabody LLP